UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 21, 2025

BIGLARI HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	001-38477	82-3784946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Parkway,	Suite 1200
San Antonio,	Texas	78259
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (210) 344-3400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock	BH.A	New York Stock Exchange
Class B common stock	BH	New York Stock Exchange
Class A common stock	BH.A	NYSE Texas, Inc.
Class B common stock	BH	NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.     Regulation FD Disclosure

Affiliates of Biglari Holdings may purchase additional shares of Class A and/or Class B common stock of the Company. At September 30, 2025, the Company’s book value per Class A equivalent share was $2,244.26. (Book value per Class B equivalent share was $448.85.) The Company’s stock currently sells at a discount to its per share book value.

Steak n Shake Inc., a wholly owned subsidiary of the Company, is currently achieving same-store sales growth in excess of 15% for its U.S. operations (company-operated and franchise partner-operated stores) for its fourth quarter to date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

November 21, 2025	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller